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                                                                    Exhibit 23.2

                               ARTHUR ANDERSEN LLP




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 21, 1995 (except with respect to the matter discussed in Note 11, as to which the date is May 24, 1996) incorporated by reference in Genzyme Corporation's Form 8-K dated October 28, 1996 and to all references to our firm included in or made a part of this registration statement.

                                           /s/ Arthur Andersen LLP
                                           -----------------------
                                           ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 1, 1996